EXHIBIT 1






                            ACKNOWLEDGEMENT


TO: Each U.S.-resident holder of subordinate voting shares in the capital of Trizec Hahn Corporation ("Trizec Hahn") who was an affiliate (within the meaning of the United States Securities Act of 1933) of Trizec Corporation Ltd. ("Trizec") at October 31, 1996 (a "U.S. Holder").


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          Reference is made to the undertaking of Trizec in favour of
The Horsham Corporation (now Trizec Hahn) and Argo Partnership, L.P. regarding registration rights (the "Undertaking"), which Undertaking is annexed as Schedule A hereto.

          The undersigned hereby acknowledges and agrees that the Undertaking shall remain in full force and effect pursuant to its terms except that:

          (a) the term "Seller" shall refer to any U.S. Holder, including, but not limited to, Argo Partnership L.P.;

          (b)       the term "Trizec" shall refer to Trizec Hahn
                    Corporation; and

          (c) the Undertaking shall terminate at 11:59 p.m. on November 1, 1999, following which time Trizec Hahn shall cease to have any obligations and the U.S. Holders shall cease to have any rights thereunder.

DATED the 1st day of November, 1996.



                                         /s/ Sari L. Diamond      c/s
                                         ----------------------------
                                         TRIZEC HAHN CORPORATION


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TO:        The Horsham Corporation
           Argo Partnership, L.P.



               UNDERTAKING REGARDING REGISTRATION RIGHTS


          For good and valuable consideration, Trizec agrees that if and whenever Horsham or Argo (each a "Seller") wishes to sell any securities of Trizec in Canada and/or the U.S., Trizec shall upon request of a Seller prepare and/or file in co-operation with the Seller a prospectus, a registration statement and/or such other documents, and shall take such commercially reasonable actions as may be required, in order to effect a public offering and sale of such securities in the U.S. and/or Canada in accordance with all applicable Canadian and provincial laws and all applicable U.S. federal and state laws. In connection therewith Trizec shall:

          (i) advise the Seller of all communications with all relevant governmental authorities pertaining thereto;

          (ii) make reasonably available for inspection by the Seller or any underwriter participating in any such offering, and any attorney, accountant or other agent retained by the Seller or any such underwriter, all relevant financial and other records, corporate documents and properties of Trizec and its subsidiaries;

          (iii) cause Trizec's officers, directors and employees to supply all relevant information reasonably requested by the Seller or any such underwriter or any such attorney, accountant or agent as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by Trizec, in good faith, as confidential shall be kept confidential unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

          (iv) make covenants, representations and warranties to the Seller or such underwriter, in form, substance and scope customary for primary underwritten offerings;

          (v) obtain opinions of counsel to Trizec (which are in form, scope and substance customary for primary underwritten offerings and satisfactory to the Seller and the managing underwriters, acting reasonably), addressed to the Seller and any underwriters;

          (vi) obtain "cold comfort" letters from the independent public accountants of Trizec, addressed to the Seller, the board of directors of Trizec and the underwriters, if any, in form, substance and scope customary for primary underwritten offerings;

          (vii) enter into a customary cross-indemnity agreement with the Seller and provide an indemnity to the underwriters, if any, in form, substance and scope customary for primary underwritten offerings; and

          (viii) take such other commercially reasonable action as may be necessary or desirable to effect the foregoing.

                                Page 1 of 2

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All out-of-pocket costs and expenses of Trizec in such connection
(including, without limitation, legal fees and disbursements, filing fees, application fees and printing costs) shall be borne by the Seller. Trizec's obligations under this Undertaking shall be subject to non-interference with the bona fide contemporaneous public financing requirements of Trizec.

           Dated:   June 10, 1994


                                            TRIZEC CORPORATION LTD.



                                            by: /s/ Kevin E. Benson
                                            ------------------------
                                            Chairman and Co-Chief
                                            Executive Officer